Exhibit 99.A
News
El Paso Corporation Reports First Quarter 2006 Financial Results
HOUSTON, TEXAS, May 5, 2006—El Paso Corporation (NYSE:EP) is providing today first quarter 2006 financial and operational results for the company.
Highlights:
•	$0.52 earnings per fully diluted share from continuing operations versus $0.18 in 2005

•	$949 million cash flow from continuing operations

•	$925-million reduction in gross debt in first quarter

•	On track to deliver on 2006 goals

•	Pipeline results reflect impact of growth capital

•	E&P delivering outstanding drillbit performance
“El Paso’s first quarter results provide solid evidence that 2006 will be a breakout year for the company,” said Doug Foshee, El Paso’s president and chief executive officer. “Our businesses are performing well; our cash flow is strong; and our debt reduction is on track. In addition, the hedging activities we are announcing today help ensure our earnings and cash flow growth and balance sheet improvement will continue in 2007.”
First Quarter Financial Results
For the three months ended March 31, 2006, El Paso reported net income available to common stockholders of $346 million, or $0.49 per diluted share, compared with net income of $106 million, or $0.17 per diluted share, for the same period in 2005. Results for 2006 include $162 million ($0.14 per diluted share) of non-cash, mark-to-market, pre-tax gains on derivatives intended to hedge the price risk of natural gas and oil production. During the same period in 2005, price risk management derivatives generated a $106-million mark-to-market loss. Additionally, results in 2005 were impacted by net gains on the sale of assets and investments of $105 million, driven primarily by gains associated with the sale of the company’s remaining interests in Enterprise Products Partners, offset by impairments on certain power assets. Also in 2005, results were negatively impacted by a $59-million charge for the early payoff of the western energy settlement.

During the first quarter of 2006, El Paso’s board of directors approved the sale of the company’s interest in the Macaé power facility in Brazil to Petrobras, which closed on April 27, 2006. As a result, the financial results of Macaé are reflected as discontinued operations for all periods presented herein.
A summary of financial results for the three months ended March 31, 2006 and 2005 are as follows:

Financial Results	Three Months Ended
($ in millions, except per-share amounts)	March 31,
	2006	2005
Earnings before interest and taxes (EBIT)
Pipelines	$478	$412
Exploration and Production	199	183
Marketing and Trading	208	(185)
Power	3	(39)
Field Services	—	182
Corporate	—	(90)

Total	$888	$463

Income from continuing operations	$375	$113
Discontinued operations, net of income taxes	(19)	(7)

Net income	356	106
Preferred stock dividends	10	—

Net income available to common stockholders	$346	$106

	Three Months Ended
	March 31,
	2006	2005
Earnings (loss) per common share
Basic
Income from continuing operations	$0.56	$0.18
Discontinued operations	(0.03)	(0.01)
Net income	$0.53	$0.17

Diluted

Income from continuing operations	$0.52	$0.18
Discontinued operations	(0.03)	(0.01)

Net income	$0.49	$0.17

In the first quarter of 2006, the company generated cash flow from continuing operations of $949 million, invested $401 million of capital, and paid $36 million in dividends.
At March 31, 2006, El Paso’s debt, net of cash, was $15.5 billion, a $572-million reduction from December 31, 2005. Gross debt was at $17.3 billion on March 31, 2006, a $925-million reduction from year end. Both net debt and gross debt include $229 million of Macaé project debt that was reported in liabilities from discontinued operations. In April, El Paso closed $513 million of asset sales, further reducing El Paso’s net debt position. The company maintains a strong liquidity position with approximately $2.0 billion of available cash and borrowing capacity as of March 31, 2006.
Business Unit Financial Update
Pipelines
The Pipelines segment’s reported EBIT for the three months ended March 31, 2006 was $478 million, compared with $412 million for the same period in 2005. The increase in first quarter EBIT is primarily due to the implementation of new rates at El Paso Natural Gas (EPNG) and the expiration of discounted rates to certain of EPNG’s customers along with higher sales of firm and interruptible capacity on other pipeline systems and contributions from expansions including Cheyenne Plains. In addition, 2006 results benefited from a favorable price revaluation of natural gas imbalances. These favorable impacts were partly offset by higher O&M costs due to the hurricane repair costs that were not fully reimbursed by insurance. Results for the first quarter of 2005 were also favorably impacted by a contract restructuring on ANR Pipeline.
The Pipelines placed two significant projects into service during the first quarter. The Southern Pipelines completed an expansion of the Elba Island terminal, roughly doubling the storage and sendout capacities of this important supply source for Georgia and the Southeast. In addition, Wyoming Interstate Company’s 143-mile Piceance pipeline expansion went into service, providing new takeaway capacity for producers in the Piceance Basin.

Pipelines Results	Three Months Ended
	March 31,
($ in millions)	2006	2005
EBIT	$478	$412
DD&A	$115	$111

Total throughput (BBtu/d)[1]	22,306	22,586

[1]	Includes proportionate share of jointly owned pipelines
Exploration and Production
The Exploration and Production segment’s EBIT for the three months ended March 31, 2006 was $199 million, with $183 million for the same period in 2005. First quarter 2006 consolidated production volumes averaged 694 million cubic feet equivalent per day (MMcfe/d), excluding unconsolidated affiliate volumes of 71 MMcfe/d, compared with 766 MMcfe/d for the same period in 2005. Average daily equivalent production volumes in the first quarter of 2006 were negatively impacted by approximately 40 MMcfe/d of continued shut-in production volumes in the Gulf of Mexico and south Louisiana regions as a result of last year’s hurricanes.
El Paso’s 2006 drilling program is off to a strong start, with a 100-percent success rate on operated wells so far this year. Based on the success of the drilling program and expected recovery of volumes impacted by hurricanes, El Paso believes it will reach the 825 MMcfe/d to 850 MMcfe/d average production target (including unconsolidated affiliate volumes) established for 2006.
The realized price for natural gas (net of transportation costs) during the three months ended March 31, 2006, including the impact of hedges, was $6.79 per thousand cubic feet (Mcf), compared with $6.10 per Mcf for the same period in 2005. Oil, condensate, and natural gas liquids (NGL) realized prices, including the impact of hedges, were $50.00 per barrel in first quarter 2006, up 28 percent, compared with the same period in 2005. Total per-unit cash costs increased to an average of $1.71 per Mcfe in first quarter 2006, compared with $1.44 per Mcfe for the same 2005 period, primarily due to higher maintenance, repair, and workover costs and higher fuel and utility expenses. Additionally, production taxes increased as compared with the first quarter of 2005 primarily as a result of higher commodity prices.

Exploration and Production Results	Three Months Ended
($ in millions)	March 31,
	2006	2005
EBIT	$199	$183
DD&A	$146	$146

Average consolidated daily sales volumes:
Natural gas sales volumes (MMcf/d)	578	624
Oil, condensate, and NGL sales volumes (MBbls/d)	19	24
Total equivalent average daily sales volumes (MMcfe/d)	694	766

Four Star equity average daily sales volumes[1]
Natural gas sales volumes (MMcf/d)	50	—
Oil, condensate, and NGL sales volumes (MBbls/d)	3	—
Total equivalent average daily sales volumes (MMcfe/d)	71	—

Weighted average realized prices, including hedges[2,3]
Natural gas ($/Mcf)	$6.79	$6.10
Oil, condensate, and NGL ($/Bbl)	$50.00	$39.11

Per-unit costs ($/Mcfe)[3]
Unit of production depletion costs	$2.20	$2.00
Cash costs[4]	$1.71	$1.44
Total costs	$3.91	$3.44

[1]	Four Star is an equity investment acquired in the Medicine Bow transaction. Amounts disclosed represent the company’s proportionate share in Four Star.

[2]	Prices are stated after transportation costs

[3]	Price and costs per unit do not include the company’s proportionate share of Four Star volumes, revenue, or cost.

[4]	Includes lease operating costs, production-related taxes, G&A expenses, and other taxes
New Hedge Positions for 2007
El Paso announced today that it has entered into options contracts in order to hedge 2007 E&P natural gas volumes. In total, the new positions create an $8.00-per-million-British-thermal-unit (MMBtu) floor price and an average ceiling price of $16.02 per

MMBtu for 130 trillion British thermal units (TBtu) of anticipated 2007 production. These positions were placed at El Paso Exploration & Production Company. They are expected to receive hedge accounting treatment and do not require margin postings. These positions replaced option contracts in the Marketing and Trading segment that created a $6.00 per-MMBtu floor for 30 TBtu as well as a $7.00 per-MMBtu floor and a $9.00-per MMBtu ceiling for 21 TBtu of production.
Other Operations
Marketing and Trading
The Marketing and Trading segment reported EBIT of $208 million for the three months ended March 31, 2006, compared with a loss of $185 million for the same period in 2005. First quarter 2006 results were primarily driven by $162 million of non-cash, mark-to-market gains on derivatives intended to manage the price risk of the Exploration and Production segment’s natural gas and oil production and a $49-million, non-cash gain associated with the assignment of two natural gas supply contracts. First quarter 2005 results were driven by losses on natural gas and power derivative contracts.
Power
The Power segment reported EBIT of $3 million for the three months ended March 31, 2006, compared with a loss of $39 million for the same period in 2005. First quarter 2006 results for the Power segment were primarily attributable to earnings from the company’s Brazilian investments. First quarter 2005 results were negatively impacted by $74 million of impairments, net of gains on sales. As previously discussed, the financial results of the Macaé power plant are reflected in discontinued operations.
Field Services
El Paso completed its exit from the midstream business in 2005 and, as a result, had no activity in the Field Services segment for the three months ended March 31, 2006. In the first quarter 2005, the segment reported EBIT of $182 million. 2005 results were driven by $179 million of net gains primarily associated with the sale of the company’s remaining interests in Enterprise Products Partners.
Corporate

Corporate reported break-even EBIT during the first quarter of 2006, compared with an EBIT loss of $90 million in 2005. First quarter 2005 results were negatively impacted by $59 million as a result of the early payoff of the western energy settlement.

Other Operations Results	Three Months Ended
($ in millions)	March 31,
	2006	2005
Marketing and Trading
EBIT	$208	$(185)
DD&A	$1	$1

Power
EBIT	$3	$(39)
DD&A	$—	$1

Field Services
EBIT	$—	$182
DD&A	$—	$1

Corporate
EBIT	$—	$(90)
DD&A	$10	$9
Detailed operating statistics for each of El Paso’s businesses will be posted at www.elpaso.com in the Investors section.
Webcast Information
El Paso Corporation has scheduled a live webcast of its first quarter 2006 results on May 5, 2006 beginning at 10 a.m. Eastern Time, 9 a.m. Central Time, which may be accessed online through El Paso’s Web site at www.elpaso.com in the Investors section. During the webcast, management will refer to slides that will be posted on the Web site. The slides will be available one hour before the webcast and can be accessed in the Investors section. A limited number of telephone lines will also be available to participants by dialing (973) 935-8504 ten minutes prior to the start of the webcast.

A replay of the webcast will be available online through the company’s Web site in the Investors section. A telephone audio replay will be also available through May 12, 2006 by dialing (973) 341-3080 (access code 7285003). If you have any questions regarding this procedure, please contact Margie Fox at (713) 420-2903.
Disclosure of Non-GAAP Financial Measures
The SEC’s Regulation G applies to any public disclosure or release of material information that includes a non-GAAP financial measure. In the event of such a disclosure or release, Regulation G requires (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. The required presentations and reconciliations are attached. Additional detail regarding non-GAAP financial measures can be reviewed in El Paso’s full operating statistics, which will be posted at www.elpaso.com in the Investors section.
El Paso uses the non-GAAP financial measure “earnings before interest expense and income taxes” or “EBIT” to assess the operating results and effectiveness of the company and its business segments. The company defines EBIT as net income (loss) adjusted for (i) items that do not impact its income (loss) from continuing operations, such as extraordinary items, discontinued operations, and the impact of accounting changes; (ii) income taxes; (iii) interest and debt expense; and (iv) distributions on preferred interests of consolidated subsidiaries. The company excludes interest and debt expense and distributions on preferred interests of consolidated subsidiaries so that investors may evaluate the company’s operating results without regard to its financing methods or capital structure. El Paso’s business operations consist of both consolidated businesses as well as substantial investments in unconsolidated affiliates. As a result, the company believes that EBIT, which includes the results of both these consolidated and unconsolidated operations, is useful to its investors because it allows them to evaluate more effectively the performance of all of El Paso’s businesses and investments. Per-unit total cash expenses equal total operating expenses less DD&A and other non-cash charges divided by total consolidated production. It is a valuable measure of operating efficiency.
El Paso believes that the non-GAAP financial measures described above are also useful to investors because these measurements are used by many companies in the industry as a measurement of operating and financial performance and are commonly employed by financial analysts and others to evaluate the operating and financial performance of the company and its business segments and to compare the operating and financial performance of the company and its business segments with the performance of other companies within the industry.
These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.
Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to implement and achieve our objectives in the 2006 plan, including achieving our debt-reduction targets, earnings and cash flow targets; the effects of any changes in accounting rules and guidance; our ability to meet production volume targets in our Exploration and Production segment; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions and natural gas hedge transactions; outcome of litigation, including shareholder derivative and class actions related to reserve revisions and restatements; our ability to comply with the covenants in our various financing documents; our ability to obtain necessary governmental approvals for proposed pipeline projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to successfully exit the energy trading business; our ability to close our announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power and relevant basis spreads; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.
Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Media Relations
Bill Baerg, Manager
Office: (713) 420-2906